Exhibit 10.1
ACKNOWLEDGEMENT
You accept, agree and acknowledge that you will be paid a cash bonus of seventy thousand dollars ($70,000) (the “Special Bonus”) within thirty (30) calendar days after your signature below. If your employment terminates for any reason during the first twelve (12) months following the date set forth below, you will repay one hundred percent (100%) of the Special Bonus less a prorated amount of the Special Bonus equal to the period of your employment since the date set forth below.

/s/ Igal P. Zamir

IGAL P. ZAMIR
Date: August 9, 2010

ACCEPTED & AGREED TO: MAPCO EXPRESS, INC.
/s/ Mark B. Cox
By:
Title:

/s/ Kent B. Thomas
By: Kent B. Thomas
Title:	General Counsel / Secretary